Exhibit 8.1

[DP&W Letterhead]

April 11, 2005

Ultrapar Participações S.A.

Avenida Brigadeiro Luiz Antônio, 1343

São Paulo, SP

Brazil

Ladies and Gentlemen:

We are acting as United States counsel to Ultrapar Participações S.A. (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (File No. 333-122496) by the Company for the purpose of registering under the United States Securities Act of 1933 (the “Act”) 7,869,671,318 of the Company’s preferred shares (including preferred shares in the form of American Depositary Shares), each without par value. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

We have considered the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption “Taxation - U.S. Federal Income Tax Consequences”. In our opinion, such statements fairly summarize in all material respects such matters, documents or proceedings.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. In expressing our opinion herein, we have relied as to all matters of Brazilian law upon the opinion of Machado, Meyer, Sendacz e Opice Advogados, which has been filed as an Exhibit to the Registration Statement. Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinions of Machado, Meyer, Sendacz e Opice Advogados.

We hereby consent to the use of our name under the captions “Taxation” and “Validity of Securities” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/    DAVIS POLK & WARDWELL